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                 SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                            Form 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                    BURRARD TECHNOLOGIES, INC.
                    --------------------------
         (Exact name of registrant as specified in its charter)


Nevada                                  52-2273215
-------                                 ----------------
(State of incorporation                 (I.R.S. Employer Identification No.)
or organization)


Suite 1500, 885 West Georgia Street
Vancouver, British Columbia             V6C 3E8
-----------------------------------     --------
(Address of principal                   (Zip Code)
  executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class          Name of each exchange of which
           to be so registered          each class is to be registered

           Not Applicable               Not Applicable
           --------------               --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Form SB-2; File No. 333-52364 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

               Common Stock, par value of $0.001
               ---------------------------------
                        (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-52364) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER                        DESCRIPTION
------------                  --------------------
  3.1                         Articles of Incorporation*
  3.2                         By-Laws*
  4.1                         Share Certificate*
  5.1                         Opinion of Cane & Company, LLC, with
                                consent to use*
 10.1                         Acquisition Agreement dated May 24, 2000
                                between the Company and Pan Ocean
                                Consulting Ltd.*
 10.2                         Executive Consulting Agreement between the
                                Company and William Robertson*
 23.1                         Consent of BDO Dunwoody, LLP *

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*Incorporated herein by reference to the exhibits of the same number in
Registrant's Registration Statement on Form SB-2, as amended.



                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: April 19, 2001

                        BURRARD TECHNOLOGIES, INC.

                        By: /s/ William Robertson
                           ------------------------
                           William Robertson, President, CEO



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